EXHIBIT 99

Contact:

Sara Buda

Lionbridge Technologies

(781) 434-6190

sara_buda@lionbridge.com

LIONBRIDGE ANNOUNCES CONTINUED YEAR OVER YEAR REVENUE AND

GAAP EARNINGS GROWTH FOR THIRD QUARTER 2004

New Multi-Year Contracts and Increasing Client Diversification Drive Added Strength for 2005

WALTHAM, Mass. – October 25, 2004 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the quarter ended September 30, 2004.

Financial and business highlights for the quarter include:

•	Revenue of $37.6 million, consistent with the Company’s revised expectations for the quarter. For the nine months ended September 30, 2004, Lionbridge revenue was $118.5 million, reflecting 13% year-over-year growth versus the same period 2003.

•	Revenue from the Company’s globalization business during the quarter increased 11% compared to the third quarter of 2003. Revenue from the Company’s testing business during the quarter decreased 19% year-over-year.

•	GAAP net income was $1.4 million or $0.03 per share based on 49.5 million weighted average fully diluted common shares outstanding. This compares to GAAP net income of $114,000 or $0.00 per share based on 42.2 million weighted average fully diluted common shares outstanding for the same period last year.

•	Positive cash flow from operations of $4.4 million, an increase of $1.3 million over the second quarter of 2004. This resulted in an ending cash balance of $38.8 million, an increase of $11.2 million compared to Q3 of 2003.

•	New client engagements with Rohm and Haas, Baxter and Beverly Enterprises. The new wins reflect the company’s continuing diversification of its client base into industries outside the technology product sector.

“The rapid decline of project-based activities with our technology clients had a negative impact on top line, bottom line and margins during the latter part of the quarter, particularly within our VeriTest testing business which has a higher fixed cost component,” said Rory Cowan, CEO, Lionbridge.

Based on the possibility that the technology product sector will remain weak, Lionbridge is initiating a number of cost reduction programs centered on its European and VeriTest operations.

“Despite these challenges, we are seeing increasing market demand for our services in industries outside of the technology product market sector and are wining new multi-year client relationships,” continued Cowan. “Renewed expansion of major accounts and the ramp up of recent programs position us well for the remainder of this year and for a strong 2005. We have a scalable business model, a healthy cash position and a positive outlook for additional growth.”

Separately, the Company announced the retirement of its founding Chief Operating Officer, Myriam Martin-Kail. Assuming her responsibilities as COO will be Satish Maripuri, who has served in an operational leadership role since his arrival at Lionbridge earlier this year and has been instrumental in the successful integration of Lionbridge’s India operation.

Lionbridge will host a conference call today at 4:30 pm ET regarding the content of this release as well as the Company’s overall outlook going forward. The conference call will be carried live on the Internet. Instructions for listening to the call over the Internet are available on the Investor’s page of the Lionbridge web site at http://www.lionbridge.com/webcast/oct25/.

About Lionbridge

Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of globalization and testing services. Lionbridge combines global onshore, near-shore and offshore resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle - from development to globalization, testing and maintenance. Global organizations in all industries rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains 19 solution centers in 9 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to the decline of the technology sector, the diversification of the Company’s customer base and service offerings, customer demand, growth, and financial and operating performance for the current fiscal quarter and year, as well as subsequent periods. Those forward-looking statements are neither promises nor guarantees, but are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that might cause such a difference include the success of Lionbridge’s continued diversification of its customer base; the termination of customer contracts prior to the end of their term; Lionbridge’s dependence on clients’ product releases to generate revenues, in particular with respect to technology clients; the loss of a major client or customer; the size, timing and recognition of revenue from major clients; customer delays or postponements of services; the impact of foreign currency fluctuations on its operating results and revenue growth; risks associated with management of growth; the timing, impact and success of cost reduction initiatives; the timing, impact and success of efforts to optimize its scalable model; market acceptance of new service offerings; the failure to keep pace with the rapidly changing requirements of its clients; benefits realized from the acquisition of Lionbridge India; the ability to implement and realize cost efficiencies, the ability to recognize the benefits from offshore production capabilities and restructuring activities, and the timing and size of such restructuring activities; Lionbridge’s ability to attract and retain key personnel; Lionbridge being held liable for defects or errors in its solutions or services; political, economic and business fluctuations in international markets; as well as risks of additional downturns in conditions generally, and in the information technology and software industries specifically, and risks associated with competition and competitive pricing pressures; and Lionbridge’s ability to forecast revenue and operating results; and those risks discussed in Lionbridge’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2004. The statements in this release are made as of the date of this release only, and Lionbridge disclaims any obligation to update the forward looking statements contained in this release in the event circumstances change or otherwise.

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue	$37,630	$36,701	$118,457	$104,822
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	24,292	21,931	73,422	63,407
Sales and marketing	3,443	3,411	10,700	9,500
General and administrative	7,466	7,112	23,276	21,978
Research and development	79	147	258	498
Depreciation and amortization	650	747	2,290	2,422
Amortization of acquisition-related intangible assets	10	115	118	346
Merger, restructuring and other charges	—	379	1,854	379
Stock-based compensation	176	69	419	295

Total operating expenses	36,116	33,911	112,337	98,825

Income from operations	1,514	2,790	6,120	5,997

Interest expense:
Interest on outstanding debt	—	281	—	1,882
Accretion of discount on debt	—	51	—	356
Accelerated recognition of discount and deferred financing charges on early repayment of debt	—	2,139	—	2,139
Interest income	109	26	268	26
Other (income) expense	41	(6)	108	226

Income before income taxes	1,582	351	6,280	1,420
Provision for income taxes	136	237	430	22

Net income	$1,446	$114	$5,850	$1,398

Net income per share of common stock:
Basic	$0.03	$0.00	$0.13	$0.04
Diluted	0.03	0.00	0.12	0.04

Weighted average number of common shares outstanding:
Basic	46,606	39,706	46,474	34,433
Diluted	49,450	42,246	49,550	37,573

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Amounts in thousands)

	September 30, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$38,829	$29,496
Restricted cash	—	338
Accounts receivable, net of allowances of $404 and $591 at September 30, 2004 and December 31, 2003 respectively.	19,850	24,653
Work in process	10,485	8,609
Other current assets	2,160	2,188

Total current assets	71,324	65,284

Property and equipment, net	2,551	4,445
Goodwill	34,916	34,994
Other intangible assets, net	73	191
Other assets	830	1,076

Total assets	$109,694	$105,990

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	5,121	8,318
Accrued expenses and other current liabilities	15,665	14,278
Deferred revenue	3,086	3,850

Total current liabilities	23,872	26,446

Other long-term liabilities	1,098	1,914

Total stockholders’ equity	84,724	77,630

Total liabilities and stockholders’ equity	$109,694	$105,990